Exhibit 5.1

Michael R. Espey

Attorney at Law

318 18th Avenue East

Seattle, Washington 98112

Ph: (206) 860-6022

March 5, 2012

Entia Biosciences, Inc.

P.O. Box 910

Stevenson, Washington 98648

Re:   Registration Statement on Form S-8

Ladies and Gentlemen:

I serve as securities counsel to Entia Biosciences, Inc., a Nevada corporation (formerly Total Nutraceutical Solutions, Inc) (the “Company”), and have been requested to issue this letter in connection with the proposed issuance and sale by the Company of up to 1,550,000 shares (subject to adjustment as provided in the Registration Statement (as defined below)) of the Company’s Common Stock, $0.001 par value per share (the “Shares”).  The Shares are to be offered and sold under the Entia Biosciences, Inc. 2010 Stock Incentive Plan as amended and restated (the “2010 Stock Incentive Plan”), pursuant the Company’s Registration Statement on Form S-8 (the “Registration Statement”), to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”).

This letter is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K, as promulgated by the Commission.

For the purpose of rendering our opinion set forth herein, I have examined and relied on (i)  a Certificate of Existence with Status in Good Standing, dated March 5, 2012, issued by the Secretary of State of the State of Nevada (the “Secretary of State”) with respect to the Company; and (ii)  Articles of Incorporation of the Company under its prior corporate name “Generic Marketing Services, Inc.,” dated July 18, 2007, filed with the Secretary of State on July 18, 2007, (iii) Certificate of Amendment to Articles of Incorporation dated October 7, 2008, filed on October 9, 2008 by the Company (iv) Certificate of Amendment to Articles of Incorporation dated January 29, 2010, filed on January 29, 2010 by the Company, (v) and Certificate of Amendment to Articles of Incorporation effective January 9, 2012, filed on December 23, 2011, and such records and other documents of the Company as I considered appropriate including, without limitation, the Company’s articles of incorporation, bylaws, minutes and other records of the proceedings of the Company’s board of directors and (vii) the Registration Statement and the 2010 Stock Incentive Plan, as amended and restated on February 15, 2012, which is included as an Exhibit to the Registration Statement, as furnished to me by the Company.

I have assumed (A) the authenticity of any and all documents submitted to me as originals; (B) the genuineness of all signatures on documents submitted to me; (C) the legal capacity of natural persons executing all relevant documents; (D) the accuracy and completeness of all corporate records provided to me by the Company; (E) the veracity as of the date of this letter of the certificates, records, documents and other instruments furnished to me by the Company, even though they may have been signed or issued on an earlier date (although, with your permission, I have not independently verified the statements made therein nor have I investigated the basis for the representations contained therein); (F) the conformity to the originals of all documents submitted to me as copies; and (G)  no changes in applicable law between the date of this letter and the date of the events which are the subject of this letter.

Based on my review and subject to the assumptions, qualifications and limitations set forth herein, I am of the opinion that the Shares have been duly authorized and if, as and when (i) the Registration Statement has been declared effective by the Commission and (ii) the Shares are issued in accordance with the Registration Statement, as effective, and the 2010 Stock Incentive Plan, the Shares will be legally issued, fully paid and non-assessable.

This letter is being delivered to the Company in connection with the filing of the Registration Statement with the Commission and may not be used or relied upon for any other purpose.

I consent to the filing of this letter as Exhibit 5.1 to the Registration Statement.  In giving this consent, I do not admit that I am within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Commission promulgated thereunder, or Item 509 of Regulation S-K.

My opinion herein is rendered as of the date of this letter and I disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may come to our attention and which may alter, affect or modify such opinion.  My opinion is expressly limited to the matters set forth above and I render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Shares or the 2010 Stock Incentive Plan.

Very truly yours,

/s/ Michael R. Espey

Michael R. Espey, Attorney at Law